UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):    January 18, 2002


                               GTDATA CORPORATION
             (Exact name of registrant as specified in its chapter)


           Nevada                  033-05844-NY                  87-0575839
           ------                  ------------                  ----------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation             File Number)              Identification No.)

625 Cochran Street, Simi Valley, California                        93065
-------------------------------------------                        -----
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code:   (805) 582-3600


                            World Internetworks, Inc.
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

         Effective January 18, 2002, the Company dismissed Corbin & Wertz as its principal accountant. Corbin & Wertz was engaged as the Company's principal accountant effective July 5, 2001 and as a result, Corbin Wertz did not audit the Company's financial statements for the past two years and did not issue any opinions regarding such financial statements. There were no disagreements between the Company and Corbin & Wertz during the interim periods in which the Company retained Corbin & Wertz as its principal accountant.

         H.J. & Associates, who was dismissed effective July 5, 2001, issued going concern opinions for the Company's two most recent fiscal years ended February 29, 2000 and February 28, 2001.

         Effective January 18, 2002, the Company engaged Squar, Milner, Reehl & Williamson, LLP to act as the Company's principal accountant and auditor. The board of directors of the Company recommended the engagement of Squar, Milner, Reehl & Williamson, LLP as the Company's principal accountant. The Company did not consult with Squar, Milner, Reehl & Williamson, LLP regarding the application of accounting principles or audit opinions prior to retaining Squar, Milner, Reehl & Williamson, LLP.

Item 7.  Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits

16       Letter on Change in Certifying Accountant *

*  Filed herewith



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           GTDATA CORPORATION

Date:    January 24, 2002                  By: /s/ Robert Genesi
                                           ---------------------
                                                   Robert Genesi, President